As filed with the Securities and Exchange Commission on January 13, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3523569 (I.R.S. Employer Identification No.)

60 Westview Street Lexington, Massachusetts (Address of Principal Executive Offices)	02421 (Zip Code)
2004 Stock Incentive Plan, as amended
(Full Title of the Plan)
Paul D. Rubin, M.D.
President and Chief Executive Officer
Critical Therapeutics, Inc.
60 Westview Street
Lexington, Massachusetts 02421
(Name and Address of Agent For Service)
(781) 402-5700
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities to	Amount to be	Offering Price	Aggregate	Amount of
be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock, $0.001 par value per share	1,333,333 shares	$6.71(2)	$8,946,664(2)	$958

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on January 6, 2006.

STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
Ex-5 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-23.2 Consent of Deloitte & Touche LLP

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-119409, filed by the Registrant on September 30, 2004 relating to the Registrant’s 2000 Equity Incentive Plan, as amended, 2003 Stock Incentive Plan, as amended and 2004 Stock Incentive Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 13th day of January, 2006.

CRITICAL THERAPEUTICS, INC.
By:	/s/ Paul D. Rubin
Paul D. Rubin, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Critical Therapeutics, Inc., hereby severally constitute and appoint Paul D. Rubin, M.D. and Frank E. Thomas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Critical Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul D. Rubin Paul D. Rubin, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2006

/s/ Frank E. Thomas Frank E. Thomas	Senior Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 13, 2006

/s/ Richard W. Dugan Richard W. Dugan	Director	January 13, 2006

/s/ Nicholas Galakatos Nicholas Galakatos, Ph.D.	Director	January 6, 2006

/s/ Jean George Jean George	Director	January 13, 2006

/s/ Christopher Mirabelli Christopher Mirabelli, Ph.D.	Director	January 13, 2006

/s/ James B. Tananbaum James B. Tananbaum, M.D.	Director	January 13, 2006

/s/ Christopher Walsh Christopher Walsh, Ph.D.	Director	January 13, 2006

/s/ H. Shaw Warren H. Shaw Warren, M.D.	Director	January 13, 2006

/s/ Robert H. Zeiger Robert H. Zeiger	Director	January 13, 2006

INDEX TO EXHIBITS

Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 000-50767))

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (SEC File No. 000-50767))

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)